EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Fourth Quarter and Full Year Fiscal 2025

MINNEAPOLIS, Nov. 18, 2025 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the fourth quarter and fiscal year ended August 31, 2025.

Full year fiscal 2025 financial and operating highlights include (with growth rates on a fiscal year-over-year basis):

  Consolidated net sales decreased 1.0% to $84,234,000
  ZERUST® industrial net sales increased 2.4% to $55,171,000
  ZERUST® oil and gas net sales decreased 20.7% to $7,318,000
  Natur-Tec® product net sales decreased 1.0% to $21,746,000
  NTIC China net sales increased 14.0% to $16,240,000
  Gross profit, as a percent of net sales, decreased 210 basis points to 37.6%
  Joint venture operating income decreased 9.8% to $8,545,000
  Operating income decreased 67.3% to $2,570,000
  Net income attributable to NTIC was $18,000, compared to $5,409,000
  Net income per diluted share attributable to NTIC was $0.00, compared to $0.55
  Cash provided by operating activities was $2,389,000 for the twelve months ended August 31, 2025

“Challenging market conditions and the shifting timing of certain ZERUST® oil and gas and Natur-Tec® orders impacted sales throughout fiscal 2025. Nevertheless, we continued to bolster our foundation and invest in business development initiatives globally that we expect to position us for renewed growth in fiscal 2026 and beyond. This included applying our considerable engineering capabilities to develop new Natur-Tec® technologies, pursuing emerging opportunities in the South American offshore oil and gas market, and expanding ZERUST® industrial sales across our global footprint. NTIC’s recently announced milestone multi-year order from a major international EPC in Brazil underscores the growing recognition of our corrosion solutions and validates our strategy to expand into key global energy markets. Consequently, we believe our pipeline of opportunities within ZERUST® oil and gas and Natur-Tec® is strong,” said G. Patrick Lynch, President and CEO of NTIC.

“In fiscal 2026, we also expect to start reaping the benefits gained from the strategic investments NTIC made over the past three years to upgrade our global operations and support future growth. We are also focused on flattening our operating expenses while expanding gross margins and driving sales in higher-margin parts of our business, which we expect will improve our profitability and strengthen our balance sheet in fiscal 2026. While we anticipate macroeconomic headwinds to persist, especially in Europe, we believe NTIC is positioned to deliver growth and improved profitability across many of our key markets in the coming fiscal year,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 4.4% to $22,315,000 during the three months ended August 31, 2025, compared to $23,349,000 for the three months ended August 31, 2024. The year-over-year decline in fourth-quarter sales was primarily driven by lower ZERUST® oil and gas sales due to a significant one-time order recognized during fourth quarter of the prior fiscal year and softer Natur-Tec® sales resulting from pricing dynamics and order timing during fourth quarter of fiscal 2025. For the full year ended August 31, 2025, consolidated net sales decreased 1.0% to $84,234,000, compared to $85,060,000 for the prior fiscal year.

The following tables set forth NTIC’s net sales by product category for the three months and fiscal year ended August 31, 2025 and 2024, by segment:

	Three Months Ended
	August 31, 2025	% of Net Sales	August 31, 2024	% of Net Sales	% Change
ZERUST® industrial net sales	$14,204,997	63.7%	$13,431,917	57.5%	5.8%
ZERUST® oil & gas net sales	2,966,943	13.3%	4,199,583	18.0%	(29.4%)
Total ZERUST® net sales	$17,171,940	77.0%	$17,631,500	75.5%	(2.6%)
Total Natur-Tec® net sales	5,143,512	23.0%	5,717,607	24.5%	(10.0%)
Total net sales	$22,315,452	100.0%	$23,349,107	100.0%	(4.4%)

	Fiscal Year Ended
	August 31, 2025	% of Net Sales	August 31, 2024	% of Net Sales	% Change
ZERUST® industrial net sales	$55,170,693	65.5%	$53,863,296	63.3%	2.4%
ZERUST® oil & gas net sales	7,317,704	8.7%	9,229,279	10.9%	(20.7%)
Total ZERUST® net sales	$62,488,397	74.2%	$63,092,575	74.2%	(1.0%)
Total Natur-Tec® net sales	21,746,077	25.8%	21,966,942	25.8%	(1.0%)
Total net sales	$84,234,474	100.0%	$85,059,517	100.0%	(1.0%)

Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, increased 4.7% to $24,388,000 during the three months ended August 31, 2025, compared to $23,297,000 for the three months ended August 31, 2024. NTIC’s joint venture operating income increased 6.6% to $2,168,000 during the three months ended August 31, 2025, compared to joint venture operating income of $2,034,000 during the three months ended August 31, 2024. The $134,000 increase in joint venture operating income was primarily due to a corresponding increase in net sales.

For the full fiscal year 2025, NTIC’s joint venture operating income decreased 9.8% to $8,545,000, compared to joint venture operating income of $9,475,000 for the prior fiscal year. Net sales of NTIC’s joint ventures decreased 4.9% to $91,236,000 for the full fiscal year 2025, compared to $95,940,000 for the prior fiscal year.

Operating expenses, as a percentage of net sales, for the fourth quarter of fiscal 2025 were 43.5%, compared to 40.7% for the same period last fiscal year. For the full fiscal year 2025, operating expenses, as a percentage of net sales, were 44.7%, compared to 41.6% for the full fiscal year 2024. Higher operating expenses for the three and twelve months ended August 31, 2025 were primarily due to strategic investments in ZERUST® oil and gas sales infrastructure and increased personnel expenses, including new hires, benefits, and higher travel and professional fees.

NTIC recognized $1,140,000 in other income during the twelve months ended August 31, 2025, due to the receipt of a cash employee retention credit payment. NTIC recognized $387,000 in other expense during the twelve months ended August 31, 2025, as during the fourth quarter of fiscal 2025, NTIC’s Chinese subsidiary was assessed $387,000 in penalties from Ningbo Customs, a customs authority in China, as a result of a technical classification matter. NTIC has updated its export documents and internal review procedures and believes the issue has been fully resolved.

NTIC’s effective income tax rate increased to 67.5% for fiscal 2025 from 17.3% in the prior fiscal year. The increase primarily reflects income taxes paid at NTIC’s foreign subsidiaries at normal statutory rates, as well as withholding taxes on royalty and dividend payments. This increase in tax expense was partially offset by tax benefits in North America due to losses for which no corresponding tax benefits or deferred tax assets were recognized. As a result, NTIC’s effective tax rate was unusually high and volatile for the year. Management expects the effective tax rate to normalize in future periods when additional profits are recognized in North American operations.

Net loss attributable to NTIC for the fourth quarter of fiscal 2025 was $(1,100,000), or $(0.12) per diluted share, compared to net income of $1,836,000, or $0.19 per diluted share, for the same period last fiscal year. For the full fiscal year ended August 31, 2025, net income attributable to NTIC was $18,000, or $0.00 per diluted share, compared to net income of $5,409,000, or $0.55 per diluted share, for the full fiscal year ended August 31, 2024.

NTIC’s non-GAAP adjusted net loss, as set forth in the GAAP reconciliation at the end of this release, was $(607,000), or $(0.06) per diluted share, for the fourth quarter of fiscal 2025, compared to $1,942,000, or $0.20 per diluted share, for the same quarter last fiscal year. For the full fiscal year ended August 31, 2025, non-GAAP adjusted net loss was $(12,000), or $(0.00) per diluted share, compared to net income of $5,832,000, or $0.59 per diluted share, for the full fiscal year ended August 31, 2024.

NTIC had working capital of $20,439,000 as of August 31, 2025, including $7,251,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $12,656,000, compared to $23,682,000 of working capital as of August 31, 2024, including $4,952,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $7,112,000.

At August 31, 2025, NTIC had $28,612,000 of investments in joint ventures, of which $14,800,000, or 51.7%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the fourth quarter and full fiscal year 2025 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register-conf.media-server.com/register/BI0e7ca5b8eb6b4ce9b96a7a075101d2bf

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/rm6oizp4
A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, general industrial, mechanical, mining, agricultural, and retail consumer markets for over 50 years and, more recently, has also expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that it will experience renewed growth in fiscal 2026 and beyond, its pipeline of opportunities within ZERUST® oil and gas and Natur-Tec® is strong, NTIC will start reaping the benefits gained from the strategic investments it made over the past three years to upgrade its global operations and support future growth in fiscal 2026, NTIC’s profitability will improve and its balance sheet will strengthen in fiscal 2026 by flattening NTIC’s operating expenses while expanding its gross margins and driving sales in higher-margin parts of its business, and delivering growth and improved profitability across many of NTIC’s key markets in fiscal 2026, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs, trade disputes and changes to trade regulation; effect of economic slowdown and political unrest, including the war between Russia and Ukraine and the conflicts in the Middle East; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2025. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this release contains non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share. NTIC’s reasons for use of these measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and other information are included at the end of this release. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for NTIC’s financial results prepared in accordance with GAAP.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS - AUGUST 31, 2025 AND 2024
	August 31, 2025	August 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,250,523	$4,952,184
Receivables:
Trade, less allowance for credit losses
of $235,000 and $310,000 as of August 31, 2025 and 2024	18,443,230	19,187,079
Fees for services provided to joint ventures	1,077,552	1,235,016
Income taxes	340,002	392,293
Inventories, net	15,525,230	14,390,844
Prepaid expenses	1,706,279	1,421,803
Total current assets	$44,342,816	$41,579,219

PROPERTY AND EQUIPMENT, NET	15,183,918	16,265,653

OTHER ASSETS:
Investments in joint ventures	28,611,777	25,397,287
Deferred income tax, net	503,575	544,464
Intangible assets, net	8,827,768	5,682,945
Goodwill	4,782,376	4,782,376
Operating lease right of use assets	493,050	424,558
Total other assets	43,218,546	36,831,630
Total assets	$102,745,280	$94,676,502
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$9,329,021	$4,291,608
Term loan, current portion	2,860,256	2,820,835
Accounts payable	8,044,196	6,393,355
Income taxes payable	414,304	327,781
Accrued liabilities:
Payroll and related benefits	1,844,817	3,163,372
Other	1,066,761	574,876
Current portion of operating leases	344,739	325,116
Total current liabilities	23,904,094	17,896,943
LONG-TERM LIABILITIES:
Deferred income tax, net	1,513,166	1,504,796
Term loan, noncurrent portion	466,984	—
Operating leases, less current portion	148,311	99,442
Total long-term liabilities	$2,128,461	$1,604,238

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares; issued and outstanding 9,475,490 and 9,466,976, as of August 31, 2025 and 2024, respectively	189,510	189,340
Additional paid-in capital	25,056,976	23,615,564
Retained earnings	52,273,469	53,771,211
Accumulated other comprehensive loss	(5,371,201)	(6,382,124)
Stockholders’ equity	72,148,754	71,193,991
Non-controlling interests	4,563,971	3,981,330
Total equity	76,712,725	75,175,321
Total liabilities and equity	$102,745,280	$94,676,502

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE (UNAUDITED) AND TWELVE MONTHS ENDED AUGUST 31, 2024 AND 2023
	Three Months Ended		Twelve Months Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
NET SALES:
Net sales	$22,315,452	$23,349,107	$84,234,474	$85,059,517
Cost of goods sold	13,856,874	13,129,277	52,557,919	51,273,155
Gross profit	8,458,578	10,219,830	31,676,555	33,786,362

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	818,419	546,334	3,539,056	4,223,296
Fees for services provided to joint ventures	1,349,171	1,487,268	5,006,151	5,251,782
Total joint venture operations	2,167,590	2,033,602	8,545,207	9,475,078

OPERATING EXPENSES:
Selling expenses	5,304,558	4,359,833	17,820,196	16,413,672
General and administrative expenses	3,124,496	3,922,528	14,792,988	14,176,494
Research and development expenses	1,267,742	1,209,209	5,038,281	4,802,791
Total operating expenses	9,696,796	9,491,570	37,651,465	35,392,957

OPERATING INCOME	929,372	2,761,862	2,570,297	7,868,483

INTEREST INCOME	34,510	19,431	308,054	118,827
INTEREST EXPENSE	(178,456)	(91,294)	(599,927)	(340,129)
OTHER INCOME	⸺	⸺	1,139,756	⸺
OTHER EXPENSE	(386,785)	⸺	(386,785)	⸺

INCOME BEFORE INCOME TAX EXPENSE	398,641	2,689,999	3,031,395	7,647,181

INCOME TAX EXPENSE	1,141,473	477,406	2,045,002	1,325,797

NET (LOSS) INCOME	(742,832)	2,212,593	986,393	6,321,384

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	3,756,734	376,805	968,774	912,302

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC	$(1,099,566)	$1,835,788	$17,619	$5,409,082

NET (LOSS) INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$(0.12)	$0.20	$0.00	$0.57
Diluted	$(0.12)	$0.19	$0.00	$0.55

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,474,834	9,446,498	9,476,085	9,434,020
Diluted	9,497,165	9,884,611	9,639,676	9,833,450
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.01	$0.07	$0.16	$0.28

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net (loss) income attributable to NTIC and adjusted net (loss) income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net (loss) income attributable to NTIC and reported net (loss) income attributable to NTIC per diluted common share to adjusted net (loss) income attributable to NTIC and adjusted net (loss) income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the contribution from the receipt of an ERC payment, customs classification adjustment and related penalties, and amortization expense.

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2025	2024	2025	2024

Net (loss) income attributable to NTIC, as reported	$(1,099,566)	$1,835,788	$17,619	$5,409,082
Adjustments for adjusted net (loss) income:
Other income from ERC	—	—	(1,139,756)	—
Bonus expense impact from ERC	—	—	300,000	—
China Customs classification adjustment and related penalties	386,785	—	386,785	—
Amortization expense	105,783	105,783	423,132	423,132
Non-GAAP adjusted net (loss) income	$(606,998)	$1,941,571	$(12,220)	$5,832,214

Weighted average shares outstanding (diluted)	9,497,165	9,884,611	9,639,676	9,833,450
Diluted net (loss) income per share, as reported	(0.116)	0.186	0.002	0.550
Adjustments for adjusted net (loss) income, per diluted share	0.052	0.011	(0.003)	0.043
Non-GAAP diluted adjusted net (loss) income per share	$(0.064)	$0.196	$(0.001)	$0.593

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600